EXHIBIT 10.33


                      SHARING AGREEMENT AND MUTUAL RELEASE
                      ------------------------------------

         This SHARING AGREEMENT AND MUTUAL RELEASE (the "Agreement") dated January __, 2002 but effective as of the Effective Date (defined below), by and among Harris Trust and Savings Bank ("Harris") in its capacity as administrative agent for the Lenders (defined below), Goldman Sachs Credit Partners L.P. ("GSCP") in its capacity as syndication agent and lead arranger pursuant to the Credit Agreement (defined below), Lenders who have executed an acknowledgment and consent hereto, BIS Administration Inc. (f/k/a Bridge Information Systems, Inc.) ("Bridge"), and its subsidiaries which have filed bankruptcy cases as signatories hereto (the "Subsidiaries," together with Bridge, collectively, the "Debtors"), SAVVIS Communications Corporation, a Missouri Corporation ("SAVVIS"), General Electric Capital Corporation ("GECC"), First Bank ("First Bank"), Heller Financial Leasing, Inc. ("Heller"), Transamerica Equipment Financial Services Corporation ("Transamerica"), Pilgrim Prime Rate Trust ("Pilgrim") and Highland Capital ("Highland") (GECC, First Bank, Heller, Transamerica, Pilgrim and Highland are hereinafter collectively referred to as the "Lessor Group"), in consideration of and in reference to the following:

                                    RECITALS
                                    --------

A. On February 15, 2001 (the "Petition Date"), the United States Bankruptcy Court for the Eastern District of Missouri (the "Bankruptcy Court") entered orders for relief in each of the bankruptcy cases filed by the Debtors, all of which are now being jointly administered under Case No. 01-41598-293 (collectively, the "Chapter 11 Cases"), pursuant to the provisions of Chapter 11 of Title 11 of the United States Code (the "Code"). The Debtors are "debtors-in-possession" as defined in Code section 1101(1). As of the date hereof, the Debtors remain in possession of their assets and continue to manage their affairs pursuant to Code sections 1107 and 1108.

B. Prior to the commencement of the Chapter 11 Cases, the Debtors entered into that certain Amended and Restated Credit and Guaranty Agreement dated as of July 7, 1998 (as amended through the date hereof, the "Prepetition Credit Facility"), among each of the Debtors, either as borrowers or guarantors, and certain lenders (collectively in such capacity, the "Prepetition Lenders").

C. Pursuant to the terms of that certain Debtor-in-Possession Credit Agreement dated February 16, 2001 (as amended through the date hereof, the "DIP Credit Agreement") and the Final Order Approving Postpetition Financing Pursuant to 11 U.S.C.ss.364(c) and (d), Granting Superpriority Liens and Administrative Claims, Authorizing Use of Cash Collateral and Modifying the Automatic Stay (the "Final DIP Order"), certain lenders (collectively in such capacity, the "DIP Lenders") agreed to provide the Debtors with certain post-petition financing up to $30,000,000, subject to the terms and provisions thereof (the "DIP Credit Facility"). The DIP Lenders and the Prepetition Lenders are hereinafter collectively referred to as the "Lenders."

D. Pursuant to the DIP Credit Facility, the Debtors' maximum liability to the DIP Lenders is $30,000,000, plus interest, fees and other amounts payable thereunder (collectively, the "DIP Facility Obligation").

E. Pursuant to the Prepetition Credit Facility, as of the Petition Date, the Debtors owed the Prepetition Lenders approximately $712,000,000, together with all interest payable thereon through the commencement of the Chapter 11 Cases, plus all fees and other amounts payable thereunder (all obligations owed pursuant to the Prepetition Credit Facility, the "Prepetition Credit Facility Obligations").

F. The DIP Facility Obligation and the Prepetition Credit Facility Obligations are secured by security interests and liens granted by the Debtors to the DIP Lenders and Prepetition Lenders, respectively, on a substantial portion of their assets, excluding, however, all equipment leased by the Lessor Group to Bridge Information Systems America, Inc. ("BIA") and sublet to various Debtors and to SAVVIS, as set forth in the Master Lease Documents (defined below).

G. Prior to the commencement of the Chapter 11 Cases, BIA entered into that certain Master Lease Agreement dated as of March 18, 1999, as amended, with GECC, on behalf of itself and the other members of the Lessor Group (which Master Lease Agreement, together with the schedules related thereto and certain guaranties given by certain of the Debtors in connection therewith, as the same may have been amended, supplemented or otherwise modified prior to the commencement of the Chapter 11 Cases are hereinafter collectively called the "Master Lease Documents").

H. The Debtors' obligations under the Master Lease Documents are secured by duly perfected, first priority security interests in and liens on all equipment financed thereby (the "Lessor Group's Equipment") and by an assignment of all of BIA's rights, title and interests in and to that certain Sublease Agreement dated February 18, 2000 (the "SAVVIS Sublease") between BIA and SAVVIS, including, without limitation, the right to receive and collect all rent and other sums payable by SAVVIS to BIA thereunder (the "SAVVIS Sublease Payments", which together with the SAVVIS Sublease and the equipment sublet to SAVVIS (the "SAVVIS Subleased Equipment") are hereinafter collectively called the "Master Lease Collateral").

I. Pursuant to the Master Lease Documents, as of the Petition Date, certain of the Debtors owed the Lessor Group approximately $42,389,185.34 in remaining rents and other lease obligations, together with all interest payable thereon, late charges, unpaid but earned fees and other expenses due in connection therewith (all obligations owed pursuant to the Master Lease Documents, the "Master Lease Obligations").

J. Since the filing of these Chapter 11 Cases, SAVVIS has made certain of the SAVVIS Sublease Payments to the Debtors (which are in the aggregate amount of $3,831,418 (the "Initial Deposit") and are being held by the Debtors in a segregated account); provided, however, that SAVVIS has failed to remit all of the payments due. The required amount of the SAVVIS Sublease Payments and the amount paid by SAVVIS (the difference defined as the "Escrow Shortfall Amount") are calculated as follows:

                  Payment Due Date                                    Amount

                       03/l/01                                    $    600,491
                       04/l/01                                    $    592,887
                       05/l/01                                    $    597,167
                       06/l/01                                    $    594,038
                       07/l/01                                    $    594,443
                       08/1/01                                    $    591,771
                       09/1/01                                    $    591,699
                       10/1/01                                    $    593,332
                       11/l/01                                    $    591,317
                       12/1/01                                    $    593,034
                       01/1/02                                    $    590,762
                                                                  ------------


                       Total                                      $  6,530,941
                       Less SAVVIS Sublease
                         Payments Held by Debtors                 $  3,831,418
                                                                  ============
                       Escrow Shortfall Amount                    $  2,699,523

         Additionally, the Lessor Group previously understood that the aggregate amount of all scheduled rental payments due by SAVVIS to the Debtors over the term of the SAVVIS Sublease exceeded the amounts listed above plus those set forth on Exhibit C by $864,000 (the "Sublease Shortfall Amount"), which SAVVIS disputes.

K. In September 2001, the Debtors sold a substantial portion of their assets (the "Reuters Acquired Assets") to Reuters America Inc. and Reuter S.A. (collectively, "Reuters") pursuant to that certain Asset Purchase Agreement (the "Reuters APA"), free and clear of all liens, claims or encumbrances. The transaction contemplated by the Reuters APA is hereinafter referred to as the "Reuters Sale" and the net proceeds received from the transfer of the Reuters Acquired Assets to Reuters are hereinafter referred to as the "Reuters Sale Proceeds."

L. Excluded from the Reuters Sale is BIA's interest in and to the SAVVIS Sublease, the SAVVIS Sublease Payments, and all rights granted pursuant thereto and in the SAVVIS Subleased Equipment.

M. At the auction held by the Debtors leading up to the Reuters Sale, GECC and the other members of the Lessor Group (other than Highland), submitted written credit bids for their collateral of $36,976,539, which the Lessor Group asserts was pursuant to and in accordance with the provisions of Code sections 363(f) and 363(k).

N. Prior to the hearing held on May 3, 2001 to approve the Reuters Sale (the "Hearing"), the Lessor Group, among others, filed various objections to said sale, all as more particularly set forth in the pleadings filed therein.

O. The Debtors, Lenders and the Lessor Group have certain disputes among them related to the Reuters Sale, including, among other things, the ability of the Debtors to enter into the Reuters Sale without the Lessor Group's consent, the value of the Master Lease Collateral, the appropriate allocation of the Reuters Sale Proceeds, and the effect of certain credit bids made by certain members of the Lessor Group pursuant to 11 U.S.C. 363(k) (collectively, the "Disputes"). Due to the complexities of the various issues presented in the Disputes, and in order to avoid the inherent uncertainty and expense involved in litigating said Disputes, the Debtors, the Lenders, the Lessor Group and SAVVIS believe that it is in their respective best interests to compromise and settle all of the controversies which now exist among them including the Disputes, upon the terms and conditions contained herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the matters set forth above, the facts and circumstances out of which this Agreement arises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant, stipulate, acknowledge and agree as follows:

1. Payments to GECC on Behalf of the Lessor Group. On the Effective Date, GECC, on behalf of the Lessor Group, shall receive from the Debtors payment in the amount of $13,500,000 from the Reuters Sale Proceeds and, in addition, the sum of $1,000,000.

2. SAVVIS Equipment. Effective as of the Effective Date, the Debtors shall abandon and assign (without any recourse to the Debtors) to GECC, on behalf of the Lessor Group, all of their rights, titles and interests in and to the SAVVIS Sublease, the SAVVIS Subleased Equipment, the SAVVIS Sublease Payments and all other payments due and to become due from time to time thereunder, including, without limitation, all funds then held in the Escrow Account (defined below), all free and clear of all liens, security interests and other encumbrances. In furtherance of such abandonment, the Debtors shall deliver to GECC, on behalf of the Lessor Group, a bill of sale (substantially in the form attached hereto as Exhibit A) (the "Bill of Sale"), conveying and transferring to GECC, on behalf of the Lessor Group, its interest in the SAVVIS Subleased Equipment and all rights incident thereto.

3.       Bridge/Lessor Group Escrow Account.

         a. Escrow Agreement. Contemporaneous with the final execution hereof by the Debtors, SAVVIS and GECC, on behalf of the Lessor Group (the "Execution Date"), such parties, together with ___________________________________ as escrow agent (the
                  "Escrow Agent"), shall enter into an escrow agreement substantially the form attached hereto as Exhibit B (the "Escrow Agreement").

         b. Debtors' Deposits. Within two (2) business days after the Execution Date (the "Deposit Date"), the Debtors shall deposit the Initial Deposit into the account created pursuant to the Escrow Agreement (the "Escrow Account") together with any additional SAVVIS Sublease Payments falling due before the Deposit Date (as set forth on the schedule attached hereto as Exhibit C, the "Payment Schedule") that the Debtors may have received from SAVVIS. On the Effective Date and subject to its occurrence, the Debtors shall deposit in the Escrow Account the sum of

                  $2,100,082 (the "Additional Deposit") (comprising $1,799,682 of the Escrow Shortfall Amount and $300,400 of the Sublease Shortfall Amount) or, alternatively, shall pay such sum to GECC, on behalf of the Lessor Group, if directed to do so by GECC in writing. SAVVIS will reimburse Bridge in the amount of $899,841 upon the earlier to occur of (i) twelve (12) months from the date on which Debtors deposit $1,799,682 of the Escrow Shortfall Amount in the Escrow Account or pay such amount directly to GECC (as applicable), (ii) the closing by SAVVIS of its new financing, which currently includes Welsh Carson, but which may include other or different parties, or
                  (iii) any asset sale by SAVVIS in excess of $5,000,000, including the same or capital lease of the Hazelwood facility.

         c. SAVVIS Deposits. On or before the Deposit Date, SAVVIS shall deposit the sum of $899,841 into the Escrow Account and thereafter will deposit in the Escrow Account all future SAVVIS Sublease Payments on the due date thereof to the extent that they are due prior to the Effective Date.

         d. SAVVIS Covenants/Remedies. In addition to the foregoing, SAVVIS hereby covenants and agrees that prior to the Effective Date, it shall pay to the Escrow Agent, for deposit into the Escrow Account, (i) all rent on the dates and in the amounts set forth in the Payment Schedule and (ii) all other sums due and to become due under the SAVVIS Sublease as set forth therein. On and after the Effective Date, SAVVIS shall pay to GECC, on behalf of the Lessor Group, all rent as and when due and payable under the New Lease (as hereinafter defined), to the extent such payments were not previously paid by SAVVIS into the Escrow Account prior to the Effective Date, together with all sums that become due and payable thereunder. Prior to the Effective Date, the Debtors shall use commercially reasonable efforts, including, to the extent permitted by law, initiating legal action to compel SAVVIS to timely make all payments due and to become due under the SAVVIS Sublease, including the rent due pursuant to the Payment Schedule; provided, however, that (i) except with respect to the Initial Deposit and the Additional Deposit, the Debtors shall have no liability to make any payments due or to become due under the SAVVIS Sublease or the New Lease, (ii) the Lessor Group's only recourse for failure by SAVVIS to make any payment as and when due by SAVVIS under the New Lease shall be against SAVVIS alone and (iii) failure by SAVVIS to make any payment that becomes due under the New Lease shall in no way affect the enforceability and/or validity of the other terms and conditions of this Agreement. All funds deposited in the Escrow Account shall be held for the benefit of GECC, on behalf of the Lessor Group, shall constitute "cash collateral" over which GECC, on behalf of the Lessor Group, shall continue to hold a duly-perfected first priority lien, and shall not be distributed except in accordance with this Agreement or by further order of the Bankruptcy Court.

4. Distribution of Escrow Funds. On the Effective Date, the Debtors and GECC shall instruct the Escrow Agent to immediately disburse all funds then on deposit in the Escrow Account (the "Escrow Funds") to GECC, for the benefit of the Lessor Group. Such disbursement shall be free and clear of any liens, claims, interests and encumbrances, including that of the DIP Lenders, if any, and the parties hereto shall take such actions and execute such documentation as is reasonably necessary to effectuate such disbursement and carry out the intent hereof.

5. New SAVVIS Lease. Upon the Effective Date, GECC, on behalf of the Lessor Group and as assignee of all of the Debtors' rights, title and interests as lessor in, to and under the SAVVIS Sublease, and SAVVIS shall amend and restate in its entirety the terms of the SAVVIS Sublease (the "New Lease"), which amendment and restatement shall replace and supercede in all respects the original SAVVIS Sublease and the provisions of the New Lease alone shall govern the rights and duties of the parties thereto with respect to the SAVVIS Subleased Equipment and SAVVIS' use and possession thereof. The New Lease shall be in substantially the form attached hereto as Exhibit D, and will at a minimum provide for a lease term ending August 1, 2002, with the remaining monthly rental payments being in the amounts and payable upon the dates specified in Exhibit C attached hereto.

6.       Court Approval/Effective Date/Inclusion in Plan.

         a. The parties to this Agreement will cooperate fully with one another and will use their respective best efforts to secure entry of an Order (in form and substance substantially similar to the form of the Approval Order which is attached hereto as Exhibit E) approving the terms and conditions hereof (the "Approval Order").

         b. The closing shall occur within two (2) business days after the last to occur of the following: (i) entry of the Approval Order and expiration of the time to object thereto or, if any objections are lodged with respect to the Approval Order, the date on which such objections are overruled or otherwise resolved (a "Final Order") and (ii) approval by Final Order of the Bankruptcy Court of payment of at least $14,500,000 of the Reuters Sale Proceeds to the Prepetition Lenders. At the closing, the following will contemporaneously occur: (x) payment to GECC, on behalf of the Lessor Group, by the Debtors, SAVVIS or the Escrow Agent, as the case may be, of those amounts set forth in paragraphs 1 and 3 hereof, and (y) execution and delivery of the Bill of Sale and the New Lease. Notwithstanding anything contained herein to the contrary, the terms of this Agreement shall become effective and binding on the parties hereto only upon consummation of the closing contemplated under this paragraph 6.b and the occurrence of each of the events described in subsection 6.b.(x) and (y) (the "Effective Date"). In the event that the Effective Date has not occurred on or prior to February 15, 2002, this Agreement shall be null and void.

         c. The parties agree that any plan of reorganization proposed by any of the parties hereto will contain the terms of this Agreement or will incorporate them by reference to the Approval Order and this Agreement.

7.       Releases/Waivers.

         a. Upon the Effective Date, the Lessor Group, the Debtors and the Lenders (who have executed an acknowledgment and consent hereto) each shall be deemed to have released and waived any and all objections, claims, arguments or other allegations (whether asserted or assertable against the Debtors, the Lenders (who have executed an acknowledgment and consent hereto) or the Lessor Group, as the case may be) relating to the Disputes including, without limitation, to: (i) the Reuters Sale (including, without limitation, the transfer of the Reuters Acquired Assets to Reuters), (ii) the Lessor Group's "credit bid" with respect to the Reuters Acquired Assets and the Debtors' and Lenders' objections thereto, and
                  (iii) the value of the Master Lease Collateral. Except as specifically set forth herein, the Lessor Group shall also be deemed to have waived any claims, arguments or other allegations relating to the Shortfall Amount and the Sublease Shortfall Amount.

         b. Upon the Effective Date, GECC, on behalf of the Lessor Group, shall release their security interest in any and all collateral including the Master Lease Collateral (other than the SAVVIS Sublease Lease, SAVVIS Sublease Payments, SAVVIS Subleased Equipment and the Escrow Funds), the Reuters Sale Proceeds (other than those amounts payable to it pursuant to paragraphs 1, 3.b., 3.c. and 4 hereof), and any collateral granted to either GECC or the Lessor Group as adequate protection in the Chapter 11 Cases. On the Effective Date, GECC and the Lessor Group shall be deemed to waive and release any deficiency claims, or any other claims related to the Master Lease, in the Chapter 11 Cases.

         c. Upon the Effective Date, SAVVIS and the Lessor Group shall be deemed to have waived and released the Debtors from any and all claims, allegations, rights, interests or other liabilities that are in any way related to the Master Lease, the SAVVIS Sublease or the SAVVIS Sublease Equipment; provided, however, that nothing herein shall release the Debtors with respect to their obligation to instruct the Escrow Agent to deliver the Escrow Funds to GECC, on behalf of the Lessor Group to the extent required by this Agreement or to make the Initial Deposit and the Additional Deposit as required by this Agreement.

         d. Upon the Effective Date and provided SAVVIS makes all payments as and when due to GECC under the New Lease, the Debtors and the Lessor Group shall be deemed to have waived and released SAVVIS from its obligations to make any further scheduled rental payments due by it under the original SAVVIS Sublease; provided, however, that the foregoing waiver and release shall not release or be deemed to release SAVVIS from its obligations to make all payments as and when due under paragraphs 3.c. and 3.d. hereof and under the New Lease.

         e. From and after the Execution Date, Lessor Group and Debtors shall each forebear from taking any action against SAVVIS in respect of any default of SAVVIS and agree not to assert any claim alleginig a default by SAVVIS in each case that accrued prior to the Execution Date or that arises from and after the Execution Date and prior to, but not including, the Effective Date other than those events the occurrence of which would constitute a default by SAVVIS under the terms of the New Lease as if such New Lease were effective as of the Execution Date; provided, however, the foregoing forbearance shall not release or be deemed to release SAVVIS from its obligations to make all payments as and when due under paragraphs 3.c. and 3.d. of this Agreement. Notwithstanding the foregoing, the forbearance contained in this paragraph 7.e. shall automatically expire and be of no force and effect in the event that the Effective Date has not occurred on or before February 15, 2002.

8. Representations and Warranties. Each party for itself or the specific party identified below, as the case may be, further represents and warrants to one another as follows::

         a. The Lessor Group is, collectively, the sole and lawful owner of all right, title and interest in and to every claim and other matter which is being released or waived by them herein, and that the Lessor Group and each member thereof, has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity, any such claims or other matters herein released or waived.

         b. Each party has received independent legal advice from attorneys of that party's choice with respect to the advisability of executing this Agreement, that the party's attorney reviewed this Agreement prior to the execution of this Agreement by the party and discussed the terms of the Agreement with the party prior to the execution of this Agreement by the party.

         c. Except as expressly stated in this Agreement, no party has made any statement or representation to any other party regarding any facts relied upon by said party in entering into this Agreement, and each party specifically does not rely upon any statement, representation or promise of any other party in executing this Agreement or in making the settlement provided for herein, except as expressly stated in this Agreement.

         d. Each party has the full right and authority to enter into this Agreement and the officer, partner, agent or other representative executing this Agreement on behalf of it has the full right and authority to fully submit and bind it to this Agreement.

         e. GECC, on behalf of the Lessor Group, shall notify SAVVIS promptly after the transfer by any member of the Lessor Group of its interest under the Master Lease Documents.

9. Cooperation of the Parties/Further Assurances. Each party shall execute and deliver such reasonable additional instruments and other reasonable documents and shall take such further reasonable actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including, without limitation and to the extent necessary, written releases or waivers relative to this Agreement where a party is deemed to have released or waived a matter by this Agreement.

10. No Admission of Liability. The settlement and compromises set forth herein are in the best interest of all of the parties to this Agreement because of, among other reasons, the substantial risks inherent in and the significant expenses that would arise from any continued proceedings with respect to the Disputes. This

         Agreement is in compromise of the Disputes and nothing contained herein shall be construed or offered as an admission of liability on behalf of or with respect to any matters which are the subject of the Disputes.

11. Joint Negotiation. This Agreement is a product of negotiation among the parties and represents jointly conceived, bargained for and agreed upon language which is mutually determined by the parties to express their intentions in entering into this Agreement. Any ambiguity or uncertainty in this Agreement shall be deemed to be caused by or attributable to all parties hereto collectively. In any action to enforce or interpret this Agreement, this Agreement shall be construed in a neutral manner and no term or provision of this Agreement, or this Agreement as a whole, shall be construed more or less favorably to any party to this Agreement.

12. Final Agreement. This Agreement is the complete, final and exclusive statement of all of the agreements, conditions, promises and covenants among the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, negotiations, representations, statements, understandings and discussions among the parties and/or their respective counsel with respect to the subject matter covered. There exist no prior or contemporaneous negotiations, statements, promises or agreements which survive the execution of this Agreement. To the extent the terms of this Agreement or the Approval Order differ from the summary of this Agreement which was read into the record at the Hearing or the terms of the order approving the Reuters Sale, the terms of this Agreement and the Approval Order shall control.

13. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received by the party in question. All such notices shall be addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this paragraph and actually received by the addressee:

                        (1)      If to the Debtors:

                                 BIS Administration, Inc.
                                 875 3rd Avenue, 27th Floor
                                 New York, New York 10022
                                 Tel. No. (646) 223-7242
                                 Attn: Sankar Krishnan
                                 Facsimile No.: (646) 223-7380

                                 with copies to:

                                 Cleary, Gottlieb, Steen & Hamilton
                                 Citigroup Center
                                 153 East 53rd St.
                                 New York, New York 10022
                                 Attn: Thomas J. Moloney, Esq.
                                 Facsimile No.: (212) 225-3999

                        (2)      If to the Lessor Group:

                                 General Electric Capital Corporation
                                 401 Merrit Seven
                                 Second Floor
                                 Norwalk, Connecticut 06856
                                 Attn: Steve Campbell
                                 with copies to:

                                 Ober, Kaler, Grimes & Shriver, a
                                 Professional Corporation
                                 120 E. Baltimore Street
                                 Baltimore, Maryland 21202-1643
                                 Attn: Monique D. Almy/
                                       Patrick K. Cameron

                                 and

                                 Jenkins & Kling P.C.
                                 10 South Brentwood Blvd.
                                 Suite 200
                                 St. Louis, Missouri 63101
                                 Attn: Stephen L. Kling, Esq.

                        (3)      If to Lenders:

                                 Goldman Sachs Credit Partners L.P.
                                 85 Broad Street
                                 New York, NY 10004
                                 Attn: Bruce Mendelsohn

                                 with copies to:

                                 Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                                 Chicago, IL  60606-1285
                                 Attn: J. Eric Ivester, Esq.
                                 Facsimile No.: (312) 407-0411

                        (4)      If to SAVVIS:

                                 SAVVIS Communication Corporation
                                 12851 Worldgate Drive
                                 Herndon, Virginia  20170
                                 Attn: Lane Blumenfeld, Esq.

                                 with copies to:

                                 Thompson Coburn LLP
                                 One Firstar Plaza, Suite 3500
                                 St. Louis, Missouri 63101
                                 Attn: Robert H. Brownlee, Esq.
                                       Craig Olschansky, Esq.

14.      Miscellaneous Provisions.

         a. Amendments or Modifications. To be legally binding, any amendment or modification to this Agreement must be in writing, must refer specifically to this Agreement and must be signed by a duly-authorized representative of all parties hereto. The parties hereto will not need further approval of the Bankruptcy Court before entering into any amendment or modification to this Agreement and any such amendment or modification shall otherwise be legally binding absent any further approval of the Bankruptcy Court so long as the amendment or modification is in writing, refers specifically to this Agreement, is signed by a duly-authorized representative of all parties hereto and does not materially alter the terms hereof.

         b. Governing Law. The laws of the State of New York and applicable laws of the United Sates of America shall govern the validity, enforcement and interpretation of this Agreement. The venue for any legal action arising out of this Agreement shall properly and exclusively lie in the Bankruptcy Court.

         c. Binding Effect. This Agreement shall be binding on the parties and any and all of their purchasers, successors or assigns including, without limitation, any trustee which may be appointed in the Chapter 11 Cases or in any future bankruptcy proceeding involving any of the parties or property which is the subject of this Agreement.

         d. No Waiver of Breach. The failure of any party to require the performance of any of the terms or provisions of this Agreement or the waiver by any party of any breach under this Agreement shall neither prevent a subsequent enforcement of such term or provision nor be deemed a waiver of any such subsequent breach.

         e. Paragraph Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any term or provision hereof.

         f. Counterpart Originals. This Agreement may be executed in several identical counterparts, including execution delivered by facsimile, each of which, for all purposes, is to be deemed an original and all of which constitute, collectively, one agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below as of the effective date stated herein.

Harris Trust and Savings Bank               Goldman Sachs Credit Partners L.P.


By: /s/ Kimberly A. McMahon                 By: /s/ Bruce H. Mendelsohn
    --------------------------------            --------------------------------
Name: Kimberly A. McMahon                   Name: Bruce H. Mendelsohn
      ------------------------------              ------------------------------
Its: Vice President                         Its: Authorized Signatory
     -------------------------------             -------------------------------


Bridge Information Systems, Inc.            SAVVIS Communications Corporation


By: /s/ Sankar Krishnan                     By: /s/ Nancy Bridgman Lysinger
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Nancy Bridgman Lysinger
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Vice President and Treasurer
     -------------------------------             -------------------------------


General Electric Capital Corporation        First Bank


By: /s/ Steven F. Campbell                  By: /s/ Bruce G. Forster
    --------------------------------            --------------------------------
Name: Steven F. Campbell                    Name: Bruce G. Forster
      ------------------------------              ------------------------------
Its: AVP-Capital Funding, Inc.              Its: Vice President
     -------------------------------             -------------------------------


Heller Financial Leasing, Inc.              Transamerica Equipment Financial
                                              Services Corporation

By:                                         By: /s/ Dan Rouse
    --------------------------------            --------------------------------
Name:                                       Name: Dan Rouse
      ------------------------------              ------------------------------
Its: Vice President                         Its: Vice President
     -------------------------------             -------------------------------


Pilgrim Prime Rate Trust                    Highland Capital

By: /s/ Robert L. Wilson                    By:
    --------------------------------            --------------------------------
Name: Robert L. Wilson                      Name: Senior Partner of Manager
      ------------------------------              ------------------------------
Its: Vice President                         Its: Highland Capital Management, LP
     -------------------------------             -------------------------------

         By Affixing its signature below, the undersigned Lender or Bridge Subsidiary acknowledges and agrees to be bound by the terms and conditions of the above Sharing Agreement and Mutual Release.


BIS America Administration, Inc.            BV Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------           ------------- -------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------


BDC Administration, Inc.                    BTSS Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------


BNI Administration, Inc.                    BTTI Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------


BFAEA Administration, Inc.                  BIH Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------


BTT Administration, Inc.                    BIS Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------

BHUKAmerica Administration, Inc.            BI Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------


EJV Brokerage, Inc.                         TFIS Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------            --------------------------------


TLR Holdings Administration, Inc.           TPR Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------


BIS International Administration            TPR Administration, Inc.
  Administration, Inc.

By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------


BCRB Administration, Inc.                   BTS Administration, Inc.


By: /s/ Sankar Krishnan                     By: /s/ Sankar Krishnan
    --------------------------------            --------------------------------
Name: Sankar Krishnan                       Name: Sankar Krishnan
      ------------------------------              ------------------------------
Its: Chief Restructuring Officer            Its: Chief Restructuring Officer
     -------------------------------             -------------------------------